Filed Pursuant to Rule 424(b)(5)

Registration No. 333-248601

PROSPECTUS SUPPLEMENT (To Prospectus dated October 16, 2020)

4,622,000 American Depositary Shares representing 9,244,000 Ordinary Shares

We are offering 4,622,000 American Depositary Shares (“ADSs”) pursuant to this prospectus supplement and accompanying prospectus. Each ADS represents two of our Ordinary Shares, par value NIS0.04 per share (“Ordinary Shares”).

The ADSs are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “BWAY.” On February 22, 2021, the last reported sale price of the ADSs on Nasdaq was $10.03 per ADS. Our Ordinary Shares are also listed on the Tel Aviv Stock Exchange (the “TASE”) under the symbol “BWAY.” On February 22, 2021, the last reported sale price of our Ordinary Shares on the TASE was NIS15.14, or $4.63 per Ordinary Share (based on the exchange rate reported by the Bank of Israel on such date).

Investing in the ADSs involves a high degree of risk. Before making an investment decision, you should carefully consider all of the information set forth in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference here in and therein. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER ADS	TOTAL
Public Offering Price	$8.50	$39,287,000
Underwriting Discounts and Commissions(1)	$0.51	$2,357,220
Proceeds to Us, before Expenses	$7.99	$36,929,780

(1)	We have agreed to reimburse the underwriters for certain offering-related expenses. See “Underwriting.”

Two of our officers have agreed to purchase 25,900 ADSs in the aggregate in this offering. The underwriters will receive the same underwriting discount on any ADSs purchased by these persons as they will on the other ADSs sold to the public in this offering.

We have granted the underwriters a 30-day option to purchase up to an additional 693,300 ADSs from us at the public offering price per ADS, less underwriting discounts and commissions. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $2,710,803, and the total proceeds to us, before expenses, will be $42,469,247.

Delivery of the ADSs is expected to be made on or about February 25, 2021.

Sole Book-Running Manager

Oppenheimer & Co.

Co-Managers

LADENBURG THALMANN	NORTHLAND CAPITAL MARKETS

Prospectus Supplement dated February 23, 2021.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form F-3 (File No. 333-248601) that we initially filed with the Securities and Exchange Commission, or the SEC, on September 4, 2020, and that was declared effective by the SEC on October 16, 2020.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of ADSs. The second part is the accompanying prospectus, which is part of the registration statement that we filed with the SEC using a “shelf” registrations process and provides more general information, some of which may not apply to this offering of ADSs. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this supplement.

Before investing in the ADSs, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information in the documents we have incorporated by reference into this prospectus supplement and the accompanying prospectus that are listed under the heading “Where You Can Find More Information.”

We have not, and the underwriters have not, authorized anyone to provide you, any information other than that contained in, or incorporated by reference into, this document or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability or accuracy of, any other information that others may give you. Neither we, nor the underwriters, are making an offer to sell, or seeking an offer to buy, the ADSs in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in, or incorporated by reference into, this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates.

We are not making offers to sell or solicitations to buy ADSs in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front of the respective document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference in this prospectus supplement or the accompanying prospectus, regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or the time of any sale of a security.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated in this prospectus supplement and the accompanying prospectus by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus supplement and the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus have been prepared in accordance with the international financial reporting standards, or IFRS, as issued by the international accounting standards board, or the IASB. None of the financial information in this prospectus has been prepared in accordance with accounting principles generally accepted in the United States, or GAAP. We have made rounding adjustments to some of the figures included in this prospectus supplement. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

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Solely for convenience, the trademarks, service marks and trade names referred to or incorporated by reference in this prospectus supplement and the accompanying prospectus are without the ® and ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names. This prospectus supplement and the accompanying prospectus contain additional trademarks, service marks and trade names of others, which are the property of their respective owners. All trademarks, service marks and trade names appearing in this prospectus supplement and the accompanying prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

In this prospectus, unless the context otherwise requires,

•	references to “BrainsWay,” the “Company,” “us,” “we” and “our” refer to BrainsWay Ltd., an Israeli company and its consolidated subsidiaries;
•	references to “Ordinary Shares,” “our shares” and similar expressions refer to our Ordinary Shares, par value NIS0.04 per share; and
•	references in this prospectus to “NIS” are to the legal currency of Israel, and “U.S. dollars,” “$” or “dollars” are to United States dollars. Our functional and presentation currency is the U.S. dollar. Unless otherwise indicated, U.S. dollar amounts herein (other than amounts originally receivable or payable in dollars) have been translated for the convenience of the reader from the original NIS amounts at the representative rate of exchange as of February 22, 2021 ($1 = NIS3.27). The dollar amounts presented should not be construed as representing amounts that are receivable or payable in dollars or convertible into dollars, unless otherwise indicated. Foreign currency transactions in currencies other than U.S. dollars are translated in this prospectus supplement into U.S. dollars using exchange rates in effect at the date of the transactions.

Market, Industry and Other Data

This prospectus supplement includes or incorporates by reference estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement and the accompanying prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions, but these are not the only ways these statements are identified. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. You should not put undue reliance on any forward-looking statements.  Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

You should carefully review the risks and uncertainties described under the heading “Risk Factors” in this prospectus for a discussion of these and other risks that relate to our business and investing in the ADSs. For a discussion of these important factors and other risks, please read the information set forth under the caption “Risk Factors” in this prospectus supplement.

The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

Some of the factors that could cause our actual results to differ materially from those expressed or implied in the forward-looking statements contained herein, but are not limited to:

•	the impact of the global COVID-19 health pandemic, and the substantial adverse effects it may have on our revenues, collections, product development and R&D pipeline, and our overall ability to implement our commercial and operational growth strategy and plans;
•	the adequacy of our existing capital to meet our future capital requirements;
•	market perception and acceptance of Deep TMS technology;
•	physician and patient satisfaction with the effectiveness and competitive advantages and benefits of our Deep TMS system;
•	competitive trends in the industry, including commercial achievements and regulatory clearances obtained by competitors;
•	availability of reimbursement from third-party payers, including insurance companies and Medicare;
•	our ability to commercialize Deep TMS, including internationally, by ourselves or through third-party distributors;
•	our ability to develop enhancements to our Deep TMS system through our research and development efforts;
•	our reliance on third parties to conduct our clinical trials and manufacture our product candidates for clinical testing;
•	our ability to complete and obtain favorable results from existing clinical trials, and to launch and successfully complete new clinical trials, for Deep TMS indications;
•	our ability to obtain regulatory approvals of Deep TMS and enhancements to our Deep TMS system on our anticipated time frames, or at all;
•	our ability to comply with applicable regulatory approvals and requirements; and
•	our ability to obtain and maintain adequate protection of our intellectual property, including intellectual property licensed to us.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary description of our business and this offering may not contain all of the information that may be important to you before making a decision to invest in the ADSs. For a more complete understanding of our business and this offering, we encourage you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, you should read the following summary together with the more detailed information and consolidated financial statements and the notes thereto included elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement.

Our Business

We are a commercial stage medical device company focused on advancing neuroscience to improve health and transform lives. We are engaged in the development and commercialization of non-invasive neurostimulation products using our proprietary Deep Transcranial Magnetic Stimulation (Deep TMS) technology for the treatment of major depressive disorder (MDD), obsessive-compulsive disorder (OCD), and smoking addiction, for which we have received marketing authorization from the U.S. Food and Drug Administration (FDA). Deep TMS uses magnetic pulses to stimulate neurons and consequently modulates the physiological activity of the brain. Our technology can either increase brain activity in neuronal networks which are hypoactive, or alternatively decrease brain activity in neuronal networks which are hyperactive. Our proprietary electromagnetic coils, which we refer to as H-Coils, are designed to safely stimulate deep and broad brain regions, which we believe provides an advantage over other available TMS products, which we refer to collectively as Traditional TMS, that generally use a “figure 8” design. We believe that our Deep TMS technology has the potential to be safe and effective for the treatment of a wide range of additional psychiatric, neurological, and addiction disorders beyond MDD, OCD and smoking cessation.

We are the only TMS company to have received FDA clearance for MDD, OCD and smoking addiction patients. These clearances were obtained following the achievement of statistically significant results in the multicenter pivotal studies conducted on our Deep TMS products in each of these indications.

Our first commercial Deep TMS product received clearance from the FDA in 2013 for the treatment of MDD in adult patients who have failed to achieve satisfactory improvement from anti-depressant medication in the current episode. Our Deep TMS system for MDD is currently marketed to and installed at psychiatrists’ offices and other facilities principally in the United States and in certain other countries throughout the world.

In addition to our FDA clearance of Deep TMS for MDD, we are the first medical device company to offer an FDA-authorized non-invasive treatment for OCD, the marketing authorization for which we received in August 2018 as an adjunct therapy for adult patients suffering from OCD.

Furthermore, in August 2020 we received 510(k) clearance from the FDA for our Deep TMS system for its use as an aid in short-term smoking cessation in adults, making our Deep TMS system the first and only non-invasive medical device cleared by the FDA in the addiction space. We expect to execute a controlled U.S. market release of our newly cleared and proprietary H4 Deep TMS coil for this indication during this first quarter of 2021.

We are planning to conduct additional research into other indications, including addictions such as opioid addiction and/or alcohol addiction, and into neurological conditions including multiple sclerosis (MS) and post-stroke rehabilitation. We believe that Deep TMS represents a platform technology that provides for an opportunity to advance innovative therapeutic solutions across multiple patient populations with a wide variety of psychiatric, neurological and addiction disorders.

COVID-19 Global Pandemic Impact on our Business

In an effort to contain and mitigate the spread of COVID-19 global pandemic, many countries around the world, including the U.S. and Israel, have imposed quarantines and restrictions on travel and mass gatherings to slow the spread of the virus and closed non-essential businesses and offices, and as of the date of this prospectus supplement, many local jurisdictions continue to have such restrictions in place. As many local jurisdictions continue to have such restrictions in place, our ability to continue to operate our business may also be limited. Such events may result in a period of office closures, business, supply and manufacturing disruption, and in reduced operations, any of which could materially affect our business, financial condition and results of operations. Moreover, the COVID-19 global pandemic may further divert the attention and efforts of the medical community to coping with COVID-19 global pandemic and disrupt the marketplace in which we operate and may have a material adverse effect on our operations. In addition, COVID-19 infections of our employees may cause disruption to our operations.

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To date, the financial impact on our business has been moderate, and we have put in place a comprehensive alternative commercial strategy to support our growth initiatives while adhering to government and health regulatory guidelines. Additionally, to date, there have been no significant disruptions to our supply chain, and we currently have sufficient supply of components to assemble our Deep TMS systems and meet commercial demand. However, we have experienced decreased commercial activities which have affected the leases of our Deep TMS systems due to slower initiation of certain promotional activities associated with a significant decrease in in-clinic patient visits, tests and treatments and the impact on our sales force’s ability to engage with healthcare providers in an in-person setting, cancellation of events such as industry conferences and limited local and international travel. The ability to successfully commercialize our Deep TMS system for smoking addiction depends on in-clinic patient visits and the availability of diagnostics, both of which has have been negatively affected by the pandemic. In addition, the COVID-19 pandemic has adversely affected and may continue to adversely affect our clinical and pre-clinical trials, including our ability to initiate and complete our clinical and pre-clinical trials within the anticipated timelines, and delays or difficulties in enrolling patients in our clinical trials and recruiting clinical site investigators and clinical site staff.

Assessment of the complete extent of the impact of COVID-19 global pandemic on our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. The continuation of the COVID-19 global pandemic could materially disrupt our business and operations and have an adverse effect on the global markets and global economy generally, including on the availability and cost of employees, resources, materials, manufacturing and delivery efforts, and other aspects of the economy.

Preliminary Estimated Financial Results for the Quarter Ended December 31, 2020, and as of December 31, 2020

On February 16, 2021, we announced preliminary unaudited results for the fourth quarter and full fiscal year ended December 31, 2020.

Our preliminary estimated net revenues for the three months ended December 31, 2020, are expected to be in the range of between $6.8 million to $7.1 million, representing a sequential increase of between 13.3% and 18.3% compared to the previous quarter, and an increase of between 7.9% and 12.7% compared to the same period in the prior year. Full-year 2020 revenues were estimated to be in the range of between $21.8 million and $22.1 million, a decrease of between 4.3% and 5.6% compared to the prior year primarily due to the effects of the COVID-19 global pandemic. Cash and cash equivalents as of December 31, 2020 was estimated to be $17.1 million, compared with approximately $16.0 million at the end of the previous quarter, reflecting positive cash flow in operations for the fourth quarter. As of December 31, 2020, our Deep TMS installed base of systems for depression was 629 total systems after adding 36 systems during the fourth quarter, an 18.7% increase over the prior year, and the Company has shipped a total of 216 OCD Coils as add-on helmets to certain of our new and existing systems since receiving FDA clearance for OCD in 2019. In addition, as of the date hereof, we are debt free.

The preliminary estimates above represent the most current information available to our management and do not present all necessary information for an understanding of our financial condition as of and the results of operations for the period ended December 31, 2020, or as of December 31, 2020. We are currently preparing our financial results for the period ended December 31, 2020. There is no assurance that our net revenues for the period ended December 31, 2020, or our revenues, net revenues, cash and cash equivalents as of December 31, 2020, to be reported in our financial statements, when finalized and audited, will not differ from the preliminary estimates provided. Any such differences could be material, and accordingly, prospective investors should not place undue reliance on these estimates.

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The preliminary financial data included in this document has been prepared by and is the responsibility of our management. Our independent registered public accounting firm, Kost Forer Gabbay & Kasierer, Member Firm of Ernst & Young Global, has not audited, reviewed, compiled or applied agreed upon procedures with respect to the preliminary financial data. Accordingly, Kost Forer Gabbay & Kasierer does not express an opinion or any other form of assurance with respect thereto. These are preliminary estimates which should not be regarded as a representation by us, our management, or the underwriters as to our actual results for the quarter and year ended December 31, 2020.

Corporate Information

Our legal and commercial name is BrainsWay Ltd. We are a limited liability company that was incorporated under the laws of the State of Israel in November 2006. We completed our initial public offering on the TASE in January 2007, and in April 2019 we completed the listing of the ADSs on the Nasdaq Global Market. Our ordinary shares are currently listed on the TASE under the symbol “BWAY”, and the ADSs are currently listed on the Nasdaq Global Market under the symbol “BWAY”. Our Israel-based principal executive offices are located at 19 Hartum Street, Bynet Building, 3rd Floor, Har HaHotzvim, Jerusalem 9777518, Israel, and our telephone number is +972-2-582-4030. We also have U.S. offices located in New Jersey and Boston. Our registered agent in the United States is Brainsway USA, Inc. The address of Brainsway USA, Inc. is 300 Knickerbocker Road, Cresskill, New Jersey, 07626. Our web site address is http://www.brainsway.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

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THE OFFERING

ADSs offered by us in the offering	4,622,000 ADSs, representing 9,244,000 Ordinary Shares (or 5,315,300 ADSs, representing 10,630,600 Ordinary Shares if the underwriters exercises their option to purchase additional ADSs in full).

Total Ordinary Shares outstanding immediately after this offering	31,726,630 Ordinary Shares (or 33,113,230 Ordinary Shares if the underwriters exercises their option to purchase additional ADSs in full).

The ADSs	Each ADS represents two Ordinary Shares, par value NIS0.04 per share. The depositary will hold the ordinary shares underlying the ADSs. You will have the rights of an ADS holder as provided in the deposit agreement among us, the ADS depositary and all owners and holders of ADSs issued thereunder. To better understand the terms of ADSs, see “Description of American Depositary Shares” in the accompanying prospectus. We also encourage you to read the deposit agreement, the form of which is filed as an exhibit to our registration statement of which this prospectus forms a part.

Option to purchase additional ADSs	We have granted the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an additional 693,300 ADSs (representing 1,386,600 Ordinary Shares) from us.

Public offering Price	The public offering price is $8.50 per one ADS.

ADS Depositary	The Bank of New York Mellon.

Use of Proceeds	We estimate the net proceeds from this offering will be approximately $36.43 million (approximately $41.93 million if the underwriters exercise their over-allotment option in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from the offering, together with our existing cash and cash equivalents, for commercial expansion and general corporate purposes, which may include working capital, research and development activities, commercialization and marketing activities, regulatory matters, capital investment and/or other related purposes. We may also use a portion of any net proceeds to in-license, invest in or acquire businesses, assets or technologies that we believe are complementary to our business focus, although we have no current commitments or agreements in those regards.

Nasdaq Symbol	The ADSs are listed on the Nasdaq Global Market under the symbol “BWAY.”

Risk Factors	Investing in the ADSs involves significant risks. See “Risk Factors” on page S-9 of this prospectus supplement and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and other information included in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the ADSs.

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The number of Ordinary Shares to be outstanding immediately after the offering, as shown above, is based on 22,482,630 Ordinary Shares outstanding as of September 30, 2020, and excludes, as of such date:

(i)	1,582,975 Ordinary Shares issuable upon the exercise of outstanding options to purchase 1,582,975 Ordinary Shares at a weighted average exercise price of $7.47 per share as of September 30, 2020;

(ii)	240,000 Ordinary Shares issuable upon the vesting of restricted share units outstanding or promised under our Amended and Restated 2019 Share Incentive Plan as of September 30, 2020; and

(iii)	59,761 Ordinary Shares issuable upon the exercise of outstanding warrant to Bank Mizrahi.

Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding securities.

Unless specifically stated, the information in this prospectus supplement does not take into account the exercise of the underwriters’ option to purchase up to additional ADSs granted to the underwriters by us.

Two of our officers have agreed to purchase 25,900 ADSs in the aggregate in this offering. The underwriters will receive the same underwriting discount on any ADSs purchased by these persons as they will on the other ADSs sold to the public in this offering.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the following risks and in our annual report on Form 20-F for the year ended December 31, 2019, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our financial statements and the related notes. We may face additional risks and uncertainties not currently known to us or that we currently deem to be immaterial. If any of these risks occur, our business, financial condition, results of operations and business prospects could be materially and adversely affected. In that event, the trading price of the ADSs could decline and you could lose all or part of your investment.

Risks Related to the Offering and Ownership of the ADSs

We will have broad discretion in how to use the net proceeds of this offering, and we may not use these proceeds in a manner desired by our investors.

The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common shares to decline and delay the commercialization of our products or the development of additional indications. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. We will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity as part of your investment decision to assess whether the proceeds are being used appropriately. Our needs may change as the business and the industry that we address evolves. As a result, the proceeds to be received in this offering may be used in a manner significantly different from our current expectations. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate and substantial dilution in the book value per ADS you purchase.

Because the price per ADS being offered is substantially higher than our net tangible book value per ADS, you will suffer substantial dilution in the net tangible book value of any ADSs you purchase in this offering. After giving effect to the sale by us of ADSs in this offering, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value would be approximately $56,341,680, or approximately $3.55 per ADS, as of September 30, 2020. If you purchase ADSs in this offering, you will suffer immediate and substantial dilution of approximately $4.95 per ADS. If the underwriters exercise their option to purchase additional ADSs, you will experience additional dilution. See “Dilution” on page S- for a more detailed discussion of the dilution you will incur in connection with this offering.

ADSs representing a substantial percentage of our outstanding shares may be sold in this offering, which could cause the price of the ADSs to decline.

All of the ADSs sold in the offering will be freely tradable without restriction or further registration under the Securities Act. As a result, a substantial number of the ADSs may be sold in the public market following this offering. These sales, and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, may cause the market price of the ADSs to decline. This could make it more difficult for you to sell the ADSs at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional ADSs or other securities convertible into or exchangeable for the ADSs at prices that may not be the same as the price per ADS in this offering. We may sell ADSs or other securities in any other offering at a price per ADS that is less than the price per ADS paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to the rights of ADSs holders. The price per ADS at which we sell additional ADSs or securities convertible or exchangeable into ADSs, in future transactions may be higher or lower than the price per ADS paid by investors in this offering.

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If securities or industry analysts cease to publish research reports about us or our industry, or if they adversely change their recommendations regarding the ADSs, the market price for the ADSs and trading volume could decline.

The trading market for the ADSs is influenced by research reports that industry or securities analysts publish about us or our industry. If one or more analysts who cover us downgrade the ADSs, the market price for the ADSs would likely decline. If one or more of these analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the ADSs to decline.

Risks Relating to COVID-19 global pandemic

Our business, results of operations, financial condition and cash flows could be further affected by the COVID-19 global pandemic.

The COVID-19 global pandemic has led governments and authorities around the globe, to take various precautionary measures in order to limit the spread of the COVID-19 global pandemic, including government-imposed quarantines, lockdowns, and other public health safety measures, which could have an adverse effect on the global markets and its economy, including on the availability and pricing of materials, manufacturing and delivery efforts, sales to existing and potential customers and leads, collections from accounts, and other aspects of the global economy. Therefore, the COVID-19 global pandemic could disrupt production and cause delays in the supply and delivery of products used in our operations, may further divert the attention and efforts of the medical community to coping with the COVID-19 global pandemic, impact our ability to recruit subjects for ongoing and planned clinical trials, and disrupt the marketplace in which we operate, and may have a material adverse effects on our operations, sales, revenues, collection from accounts and ability to raise funds. In particular, we have experienced decreased commercial activities which have affected the leases of our Deep TMS systems due to slower initiation of certain promotional activities associated with a significant decrease in in-clinic patient visits, tests and treatments and the impact on our sales force’s ability to engage with healthcare providers in an in-person setting, cancellation of events such as industry conferences and limited local and international travel. The ability to successfully continue to commercialize our Deep TMS system for MDD and OCD, and to launch commercialization for smoking addiction, depends in part on in-clinic patient visits, which has been negatively affected by the pandemic. In addition, certain of our third-party suppliers may currently source certain components and materials of our Deep TMS systems from Asia and other countries, and the continued spreading of the COVID-19 global pandemic may adversely impact our third-party suppliers’ development, manufacture, and supply of our Deep TMS systems. In addition, treatment sessions conducted with our Deep TMS system, which are generally scheduled or non-emergency procedures, may be postponed as hospitals and healthcare centers prioritize resources for patients affected by the COVID-19 global pandemic. In addition, the COVID-19 global pandemic has adversely affected and may continue to adversely affect our clinical and pre-clinical trials, including our ability to initiate and complete our clinical and pre-clinical trials within the anticipated timelines, and delays or difficulties in enrolling patients in our clinical trials and recruiting clinical site investigators and clinical site staff.

The extent to which the COVID-19 global pandemic impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the COVID-19 global pandemic, and the actions to contain the COVID-19 global pandemic or treat its impact, among others.

Moreover, the COVID-19 global pandemic have substantial adverse effects on general commercial activity and the world economy, and our business and results of operations could be adversely affected to the extent that this COVID-19 global pandemic or any other epidemic harms the global economy generally.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of 4,622,000 ADSs representing 9,244,000 Ordinary Shares in this offering will be approximately $36.43 million or approximately $41.93 million if the underwriters exercise in full their option to purchase additional ADSs, after deducting underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering.

We intend to use the net proceeds from the offering, together with our existing cash and cash equivalents, for commercial expansion and general corporate purposes, which may include working capital, research and development activities, commercialization and marketing activities, regulatory matters, capital investment and/or other related purposes. We may also use a portion of any net proceeds to in-license, invest in or acquire businesses, assets or technologies that we believe are complementary to our business focus, although we have no current commitments or agreements in those regards.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures, which will depend upon numerous factors, including the progress of our commercialization and development efforts, the status of and results from our clinical trials, the progress of our discussions with potential business partners, whether or not we enter into in-licensing, asset purchase or other strategic collaborations or partnerships, and our operating costs and expenditures. Our management will have significant discretion and flexibility in applying the net proceeds from the sale of these securities. Pending their use, we plan to invest the net proceeds from this offering in short-and intermediate-term interest-bearing financial assets and certificates of deposit.

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DILUTION

If you invest in the ADSs, your interest will be diluted immediately to the extent of the difference between the public offering price per ADS and our as-adjusted net tangible book value per ADS after this offering.

Our net tangible book value as of September 30, 2020 was approximately $19.912 million, or approximately $1.77 per ADS. Net tangible book value per ADS represents the amount of our total tangible assets minus total liabilities divided by the total number of our Ordinary Shares outstanding as of September 30, 2020 and multiplying such amount by 2 (one ADS represents 2 Ordinary Shares).

After giving effect to the sale of 4,622,000 ADSs in this offering by this prospectus supplement at the public offering price of $8.50 per ADS, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us in connection with this offering, our as adjusted net tangible book value as of September 30, 2020 would have been approximately $56.342 million, or approximately $3.55 per ADS. This represents an immediate increase in net tangible book value of approximately $1.78 per ADS to our existing shareholders and an immediate dilution in net tangible book value of approximately $4.95 per ADS to investors participating in this offering, as illustrated by the following table:

Public offering price per ADS	$8.50
Net tangible book value per ADS as of September 30, 2020	$1.77
Increase in net tangible book value per ADS attributable to this offering	$1.78
As adjusted net tangible book value per ADS as of September 30, 2020 after giving effect to this offering	$3.55
Dilution per ADS to investors participating in this offering	$4.95

If the underwriters exercises in full their option to purchase 693,300 additional ADSs at the public offering price of $8.50 per ADS, the as-adjusted net tangible book value after this offering would be approximately $3.73 per ADS, representing an increase in net tangible book value of approximately $1.96 per ADS to existing security holders and immediate dilution in net tangible book value of approximately $4.77 per ADS to investors participating in this offering at the public offering price.

The above discussion and table are based on 22,482,630 Ordinary Shares outstanding as of September 30, 2020, and excludes as of such date:

(i)	1,582,975 Ordinary Shares issuable upon the exercise of outstanding options at a weighted average exercise price of $7.47 per Ordinary Share outstanding under our Amended and Restated 2019 Share Incentive Plan as of September 30, 2020;
(ii)	240,000 Ordinary Shares issuable upon the vesting of restricted share units outstanding or promised under our Amended and Restated 2019 Share Incentive Plan as of September 30, 2020;
(iii)	59,761 Ordinary Shares issuable upon the exercise of outstanding warrant to Bank Mizrahi.

To the extent that any outstanding options are exercised or restricted share units are settled, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our security holders.

The as-adjusted information discussed above is illustrative only. Our net tangible book value following the completion of the offering is subject to further adjustment based on the actual offering price of the ADSs and other terms of this offering determined at pricing.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2020:

•	on an actual basis; and
•	on an as-adjusted basis to reflect the sale of ADSs representing Ordinary Shares in this offering, and the receipt by us of net proceeds of approximately $36.43 million (assuming no exercise of the underwriters' option to purchase up to an additional 693,300 ADSs at the initial public offering price), after deducting the underwriting discounts and commissions and the estimated offering expenses payable by us in connection with this offering.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by reference to the audited and unaudited financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2020
(In thousands, except share data)	Actual	As Adjusted
	(unaudited)
Cash and cash equivalents	$15,792,000	$52,221,680
Ordinary Shares, par value NIS 0.04 per share: 35,000,000 Ordinary Shares authorized and 22,482,630 Ordinary Shares issued and outstanding Ordinary Shares issued and outstanding, pro forma	233,000	340,457
Share premium	95,111,000	131,433,223
Share-based payment	3,644,000
Adjustments arising from translating financial statements from functional currency to presentation currency	(2,188,000)	(2,188,000)
Accumulated deficit	(76,888,000)	(76,888,000)
Total shareholders’ equity	$19,912,000	$56, 341,680
Total capitalization	$19,912,000	$56,341,680

____________

The above discussion and table are based on 22,482,630 Ordinary Shares outstanding as of September 30, 2020, and excludes as of such date:

(i)	1,582,975 Ordinary Shares issuable upon the exercise of outstanding options at a weighted average exercise price of $7.47 per ADS outstanding under our Amended and Restated 2019 Share Incentive Plan as of September 30, 2020;
(ii)	240,000 Ordinary Shares issuable upon the vesting of restricted share units outstanding or promised under our Amended and Restated 2019 Share Incentive Plan as of September 30, 2020; and
(iii)	59,761 Ordinary Shares issuable upon the exercise of outstanding warrant to Bank Mizrahi.

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MATERIAL TAX CONSIDERATIONS

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Ordinary Shares or ADSs. It is based on laws, administrative pronouncements, judicial decisions, final, proposed and temporary regulations and the U.S.-Israel Tax Treaty as of the date of this prospectus supplement, all of which are subject to change, possibly with retroactive effect. You should consult your own tax advisor concerning the tax consequences of your particular situation, including any tax consequences that may arise under the laws of any state, local, foreign, including Israeli, or other taxing jurisdiction.

Israeli Tax Considerations and Government Programs

The following is a brief summary of the material Israeli income tax laws applicable to us. This section also contains a discussion of material Israeli income tax consequences concerning the ownership and disposition of our Ordinary Shares and ADSs (together the “Shares”). This summary does not discuss all the aspects of Israeli income tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of this kind of investor include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, we cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. This summary is based on laws and regulations in effect as of the date of this prospectus and does not take into account possible future amendments which may be under consideration, or changes to the applicable judicial or administrative interpretations of Israeli law, possibly with a retroactive effect, which can affect the tax consequences described below.

General corporate tax in Israel

Taxable income of Israeli companies was subject to tax at the rate of 26.5% in 2015, 25% in 2016, 24% in 2017 and 23% in 2018 and thereafter. Capital gains derived by an Israeli resident company are generally subject to tax at the same rate as the corporate tax rate. Generally, under Israeli tax legislation, a corporation will be considered as an “Israeli Resident” if it meets one of the following: (a) it was incorporated in Israel; or (b) the control and management of its business are exercised in Israel. However, the effective tax rate payable by a company that derives income from a Benefited Enterprise or a Preferred Enterprise may be less. Capital gains derived by an Israeli resident company are subject to tax at the prevailing corporate tax rate.

Capital Gains Tax on Sales of Our Ordinary Shares

Israeli law generally imposes a capital gains tax on the sale of any capital assets by residents of Israel, as defined for Israeli tax purposes, and on the sale of assets located in Israel, including shares in Israeli companies, by both residents and non-residents of Israel, unless a specific exemption is available or unless a tax treaty between Israel and the shareholder’s country of residence provides otherwise. The Tax Ordinance distinguishes between real gain and inflationary surplus. The inflationary surplus is a portion of the total capital gain equivalent to the increase of the relevant asset’s purchase price attributable to an increase in the Israeli consumer price index, or a foreign currency exchange rate, between the date of purchase and the date of sale. The real gain is the excess of the total capital gain over the inflationary surplus.

The following discussion refers to the sale of our Ordinary Shares. However, the same tax treatment would apply to the sale of the ADSs.

Taxation of Israeli residents

As of January 1, 2012, the tax rate generally applicable to the capital gains derived from the sale of shares, whether listed on a stock market or not, is 25% for Israeli individuals, unless such shareholder is considered a “significant shareholder” at any time during the 12-month period preceding such sale (i.e., such shareholder holds directly or indirectly, including jointly with others, at least 10% of any means of control in the company) in which case the tax rate will be 30%. Israeli companies are subject to the corporate tax rate on capital gains derived from the sale of listed shares. However, different tax rates may apply to dealers in securities and shareholders who acquired their shares prior to an initial public offering.

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As of January 1, 2013, shareholders that are individuals who have taxable income that exceeds NIS 800,000 in a tax year (linked to the CPI each year), will be subject to an additional tax, referred to as Income Surtax, at the rate of 2% on their taxable income for such tax year which is in excess of such threshold. Under an amendment enacted in December 2016 to the Tax Ordinance, for tax year 2017 and thereafter the rate of High Income Tax was increased to 3% and will be applicable to annual income exceeding NIS 640,000 (linked to the CPI each year – NIS 647,640 as for 2021). For this purpose, taxable income will include taxable capital gains from the sale of our shares and taxable income from dividend distributions.

Taxation on Disposition of Shares by Non-Israeli Residents

Non-Israeli residents are generally exempt from Israeli capital gains tax on any gains derived from the sale of shares of Israeli companies publicly traded on a recognized stock market outside of Israel, provided that, among other conditions, the gains did not derive from a permanent establishment of such shareholders in Israel. However, non-Israeli corporations will not be entitled to such exemption if Israeli residents, whether directly or indirectly (including jointly with others) (i) have a controlling interest of more than 25% in such non-Israeli corporation, or (ii) are the beneficiaries of or are entitled to 25% or more of the revenues or profits of such non-Israeli corporation. Such exemption may be conditioned upon the fulfillment of certain procedural conditions, such as submitting a declaration regarding the non-Israeli resident’s residency status and his/her entitlement for such exemption and/or other documents per the request of the Israeli Tax Authority.

In addition, the sale, exchange or disposition of our Ordinary Shares by a shareholder who is a U.S. resident (for purposes of the U.S.-Israel Tax Treaty), and who holds Ordinary Shares as a capital asset, may be exempt from Israeli capital gains tax under the U.S.-Israel Tax Treaty unless either (i) the shareholder holds, directly or indirectly, shares representing 10% or more of our voting power during any part of the 12-month period preceding such sale; (ii) the capital gains arising from such sale are attributable to a permanent establishment of the shareholder located in Israel; (iii) the shareholder is an individual and was present in Israel for 183 days or more during the relevant taxable year; (iv) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; or (v) the capital gain arising from such sale, exchange or disposition is attributed to royalties. If the above conditions are not met, the U.S. resident would be subject to Israeli tax, to the extent applicable.

Taxation of Dividends Paid on our Ordinary Shares

The following discussion refers to dividends paid on our Ordinary Shares. However, the same tax treatment would apply to dividends paid on the ADSs. The Company does not currently intend to pay cash dividends.

Taxation of Israeli Residents

Israeli resident individuals are generally subject to Israeli income tax on the receipt of dividends paid on our Ordinary Shares, other than bonus shares (share dividends) or stock dividends. As of January 1, 2012, the tax rate applicable to such dividends is 25% or 30% for a shareholder that is considered a significant shareholder at any time during the 12-month period preceding such distribution. Dividends paid out of profits sourced from ordinary income are subject to withholding tax at the rate of 25% or 30%.

All dividend distributions to Israeli resident corporations are not subject to a withholding tax.

For information with respect to the applicability of Income Surtax on distribution of dividends, please see “Capital Gains Tax on Sales of Our Ordinary Shares” and “Taxation of Israeli Residents” above in this Item.

Taxation of Israeli Resident Corporations on Receipt of Dividends

Israeli resident corporations are generally exempt from Israeli corporate income tax with respect to dividends paid on our Shares.

Taxation on Distribution to Non-Israeli Residents

Non-residents of Israel, both companies and individuals, are generally subject to Israeli income tax on the receipt of dividends paid on our Ordinary Shares, at the aforementioned rates applicable to Israeli residents, which tax will be withheld at source, unless a different rate is provided in a treaty between Israel and the shareholder’s country of residence.

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Under the U.S.-Israel Treaty, the maximum Israeli withholding tax on dividends paid by us is 25%. The U.S.-Israel Tax Treaty further provides for a 12.5% Israeli dividend withholding tax rate on dividends paid by an Israeli company to a U.S. corporation owning at least 10% or more of such Israeli company’s issued voting power for, in general, the part of the tax year which precedes the date of payment of the dividend and the entire preceding tax year. The lower 12.5% rate applies only to dividends paid from regular income (and not derived from an Approved, Benefited or Preferred Enterprise) in the applicable period and does not apply if the company has more than 25% of its gross income derived from certain types of passive income (if the conditions mentioned above are met, dividends from income of an Approved, Privileged or Preferred Enterprise are subject to a 15% withholding tax rate under the U.S.-Israel Tax Treaty). Residents of the United States generally will have withholding tax in Israel deducted at source.

A non-resident of Israel who has dividend income derived from or accrued in Israel, from which all the tax was withheld at source, is generally exempt from the duty to file tax returns in Israel with respect to such income, provided such income was not derived from a business conducted in Israel by the taxpayer and that the taxpayer is not subject to Income Surtax (which may apply to non-Israeli resident individuals who have taxable income that exceeds a certain threshold in a tax year, as specified above with respect to Israeli residents).

Estate and gift tax

Israeli law presently does not impose estate or gift taxes. if the Israeli Tax Authority is satisfied that the gift was made in good faith and on condition that the recipient of the gift is an Israeli resident.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR ISRAELI TAX CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

Material U.S. Federal Income Tax Considerations

The following are material U.S. federal income tax consequences to the U.S. Holders described below of owning and disposing of the ADSs and Ordinary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a particular person’s decision to acquire ADSs. This discussion applies only to a U.S. Holder that acquires the ADSs in this offering and holds the ADSs or Ordinary Shares as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including alternative minimum tax consequences, any aspect of the provisions of the Internal Revenue Code of 1986, as amended, or the Code, commonly known as the Medicare tax and tax consequences applicable to U.S. Holders subject to special rules, such as:

•	insurance companies, banks, regulated investment companies and certain other financial institutions;
•	real estate investment trusts;
•	U.S. expatriates;
•	dealers or traders in securities that use a mark-to-market method of tax accounting;
•	persons holding ADSs or Ordinary Shares as part of a hedge, straddle or other risk reduction strategy or other integrated transaction;
•	persons entering into a constructive sale with respect to the ADSs or Ordinary Shares;
•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;
•	entities classified as partnerships for U.S. federal income tax purposes;
•	tax exempt entities, governmental organizations, “individual retirement accounts” or “Roth IRAs”;
•	persons that own or are deemed to own 10% or more of our stock by vote or value; or
•	persons holding the ADSs or Ordinary Shares in connection with a trade or business conducted outside of the United States.

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If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes owns the ADSs or Ordinary Shares, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partnership level. Partnerships owning the ADSs or Ordinary Shares and partners in such partnerships should consult their tax advisers as to the particular U.S. federal tax consequences of purchasing, owning and disposing of the ADSs or Ordinary Shares.

This discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury regulations, and the Israel-U.S. Tax Treaty (the “Treaty”), all as of the date of this prospectus supplement, any of which is subject to change, possibly with retroactive effect. Changes to any such laws or authorities subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion assumes that each obligation under the deposit agreement and any related agreement will be performed in accordance with its terms.

For purposes of this discussion, a “U.S. Holder” is a person that, for U.S. federal income tax purposes, is a beneficial owner of ADSs or Ordinary Shares, as the case may be, and is:

•	a citizen or individual resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

This discussion does not address the effects of any state, local or non-U.S. tax laws, or any U.S. federal taxes other than income taxes (such as U.S. federal estate or gift tax consequences). You should consult your tax adviser with regard to the application of the U.S. federal tax laws to your particular situation, as well as any tax consequences that may arise under the laws of any state, local or non-U.S. taxing jurisdiction.

In general, U.S. Holders of the ADSs will be treated as owning the underlying Ordinary Shares represented by those ADSs for U.S. federal income tax purposes. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges the ADSs for the underlying Ordinary Shares.

Passive Foreign Investment Company Rules

In general, a non-U.S. corporation is a PFIC for any taxable year in which (i) 75% or more of its gross income consists of passive income (the “income test”) or (ii) 50% or more of the average value of its assets (generally determined on a quarterly basis) consists of assets that produce, or are held for the production of, passive income (the “assets test”). For purposes of the PFIC rules for any taxable year, a non-U.S. corporation that directly or indirectly owns at least 25% by value of the shares of another corporation is treated as if it held its proportionate share of the assets of the other corporation and received directly its proportionate share of the income of the other corporation. Generally, passive income includes interest, dividends, rents, royalties and certain gains. Cash is a passive asset for PFIC purposes. Goodwill is an active asset under the PFIC rules to the extent attributable to activities that produce active income.

Although we do not believe that we are currently a PFIC and do not anticipate becoming a PFIC in the foreseeable future, it is possible that we may be treated as a PFIC for U.S. federal income tax purposes for our current taxable year and future taxable years. If we are a PFIC for any taxable year during which a U.S. Holder owns the ADSs or Ordinary Shares, an adverse tax regime will generally apply to the U.S. Holder. Generally, gain recognized upon a taxable disposition (including, under certain circumstances, a pledge) of the ADSs or Ordinary Shares by the U.S. Holder will be allocated ratably over the U.S. Holder’s holding period for such ADSs or Ordinary Shares. The amounts allocated to the taxable year of disposition and to taxable years prior to the first taxable year in which we are a PFIC will be taxed as ordinary income. The amount allocated to each other taxable year will be subject to tax at the highest tax rate in effect for that taxable year for individuals or corporations, as applicable, and an interest charge will be imposed on the resulting tax liability for each such year. Further, to the extent that any distribution received by a U.S. Holder on the ADSs or Ordinary Shares exceeds 125% of the average of the annual distributions received on such ADSs or Ordinary Shares during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, that distribution will be subject to taxation in the same manner. If we are a PFIC for any taxable year during which a U.S. Holder owns ADSs or Ordinary Shares, we generally will continue to be treated as a PFIC with respect to such U.S. Holder’s ADSs or Ordinary Shares unless (a) we cease to be a PFIC and (b) the U.S. Holder makes a deemed sale election under the PFIC rules, which may result in recognition of gain (but not loss) taxable under the PFIC rules described above, without the receipt of any corresponding cash. Under attribution rules, if we were a PFIC for any taxable year and had any subsidiaries or other entities in which we held a direct or indirect equity interest that were also PFICs (“Lower-tier PFICs”), U.S. Holders would be deemed to own their proportionate share of any such Lower-tier PFIC and would be subject to U.S. federal income tax according to the rules described in the following paragraph on (i) certain distributions by a Lower-tier PFIC and (ii) a disposition of shares of a Lower-tier PFIC, in each case as if the U.S. Holders held such shares or equity interests directly, even if the U.S. Holders would not receive the proceeds of those distributions or dispositions. U.S. Holders should consult their tax advisers regarding the advisability of making a deemed sale election in their particular circumstances if we are a PFIC for any taxable year and no timely QEF election is made with respect to us.

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Alternatively, if we are a PFIC for any taxable year and if the ADSs are regularly traded on a qualified exchange, a U.S. Holder may be able to make a mark-to-market election with respect to the ADSs that would result in tax treatment different from the general tax treatment for PFICs described above. The ADSs will be treated as regularly traded in any calendar year in which more than a de minimis quantity of the ADSs are traded on a qualified exchange on at least 15 days during each calendar quarter. The Nasdaq, where the ADSs are listed, is a qualified exchange for this purpose. There can be no assurance that the ADSs will be regularly traded. If a U.S. Holder makes the mark-to-market election, then for each year that we are a PFIC, the U.S. Holder generally will recognize as ordinary income the excess of the fair market value of the ADSs at the end of the taxable year over such ADSs’ adjusted tax basis, and will recognize an ordinary loss in respect of the excess of the adjusted tax basis of the ADSs over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes the mark-to-market election, the U.S. Holder’s tax basis in the ADSs will be adjusted to reflect these income or loss amounts. Once made, the election cannot be revoked without the consent of the IRS and thus will generally continue to apply unless the ADSs cease to be regularly traded on a qualified exchange. If a U.S. Holder makes a mark-to-market election for any taxable year after the first taxable year in which we are PFIC with respect to such U.S. Holder (and no QEF election is made), the general PFIC rules described above (other than under the QEF rules) will apply to any mark-to-market gain recognized in the year for which the election is made. In addition, if a U.S. Holder makes the mark-to-market election, any gain that the U.S. Holder recognizes on the sale or other disposition of ADSs in a taxable year in which we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. Holder makes a mark-to-market election, distributions paid on the ADSs will generally be treated as discussed under “— Taxation of Distributions” below. U.S. Holders should consult their tax advisers regarding the availability and advisability of making a mark-to-market election in their particular circumstances.

In particular, U.S. Holders should consider the impact of a mark-to-market election with respect to their ADSs given that we may in the future have Lower-tier PFICs, and there is no provision in the Code, Treasury regulations or other official guidance that would give U.S. Holders the right to apply a mark-to-market treatment to any Lower-tier PFIC the shares of which are not regularly traded.

In certain circumstances, a U.S. Holder of stock in a PFIC can make a “qualified electing fund election” to mitigate some of the adverse tax consequences of holding stock in a PFIC by including in income its share of the corporation’s income on a current basis. However, we do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election.

If we are a PFIC for any taxable year during which a U.S. Holder owns ADSs or Ordinary Shares, the U.S. Holder will be required to file annual reports with the IRS, subject to certain exceptions. Failure to file such reports may result in substantial penalties and extension of any applicable statute of limitation period.

U.S. Holders should consult their tax advisers regarding the potential application of the PFIC rules to their investment in the ADSs and shares.

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Taxation of Distributions

We currently do not expect to make distributions on the ADSs and Ordinary Shares, and U.S. Holders should consult their tax advisers regarding the potential application of the PFIC rules to their investment in the ADSs and shares. and Ordinary Shares. The following discussion is subject to the discussion above under “— Passive Foreign Investment Company Rules.” Any distributions paid on the ADSs or Ordinary Shares (other than certain pro-rata distributions of Ordinary Shares) will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Because we do not calculate our earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. Subject to applicable limitations, dividends paid on the ADSs to certain non-corporate U.S. Holders may be taxable at a preferential tax rate applicable to “qualified dividend income,” provided that we are not (and are not treated with respect to the U.S. Holder) as a PFIC for our taxable year of the distribution or the preceding taxable year. However, if we were to be classified as a PFIC, then the dividends we pay, if any, would not be treated as “qualified dividend income”. Dividends will not be eligible for the dividends-received deduction generally available to U.S. corporations under the Code.

Dividend income will include any amounts withheld in respect of Israeli taxes, and generally will be treated as foreign source income constituting “passive category income” for foreign tax credit purposes. Dividends will generally be included in a U.S. Holder’s income on the date of actual or constructive receipt by the depositary (in the case of ADSs) or the U.S. Holder (in the case of Ordinary Shares). If any dividend is paid in foreign currency, the amount of dividend income will be the dividend’s U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss will generally be treated as U.S.-source ordinary income or loss.

Subject to applicable limitations, some of which vary depending upon the U.S. Holder’s circumstances, Israeli taxes withheld from dividends on the ADSs or Ordinary Shares will be creditable against the U.S. Holder’s U.S. federal income tax liability. The rules governing foreign tax credits are complex and U.S. Holders should consult their tax advisers regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, U.S. Holders may elect to deduct foreign taxes in computing their taxable income, subject to applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

Sale or Other Taxable Disposition

This discussion is subject to the discussion above under “— Passive Foreign Investment Company Rules.” Gain or loss realized on the sale or other taxable disposition of the ADSs or Ordinary Shares will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder has owned the ADSs or Ordinary Shares for more than one year. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the ADSs or Ordinary Shares disposed of and the amount realized on the disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. The deductibility of capital losses is subject to limitations. Israeli taxes on capital gains will generally not be eligible for foreign tax credits to the extent that the U.S. Holder is entitled to an exemption from such taxes under Israeli domestic law or the Treaty. U.S. Holders should consult their tax advisers with respect to the creditability or deductibility of Israeli taxes, if any, on disposition gains in their particular circumstances.

Information Reporting and Backup Withholding

Payments of distributions and sales proceeds that are made within the United States or through certain U.S. related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

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Certain U.S. Holders who are individuals and certain specified entities may be required to report information relating to the ADSs or Ordinary Shares or any non-U.S. accounts through which such ADSs or Ordinary Shares are held. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to the ADSs or Ordinary Shares.

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UNDERWRITING

We have entered into an underwriting agreement with the underwriters named below on February 23, 2021. Oppenheimer & Co. Inc. is acting as the representative of the underwriters. The underwriting agreement provides for the purchase of a specific number of ADSs by each of the underwriters. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specified number of ADSs, but is not responsible for the commitment of any other underwriter to purchase ADSs. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase the number of ADSs set forth opposite its name below:

Underwriter	Number of ADSs
Oppenheimer & Co. Inc.	3,928,700
Ladenburg Thalmann & Co. Inc.	462,200
Northland Securities, Inc.	231,100
Total	4,622,000

The underwriters have agreed to purchase all of the ADSs offered by this prospectus supplement (other than those covered by the option to purchase additional ADSs described below), if any are purchased.

The securities offered hereby are expected to be ready for delivery on or about February 25, 2021 against payment in immediately available funds.

The underwriters are offering the securities subject to various conditions and may reject all or part of any order. The representative of the underwriters has advised us that the underwriters propose to offer the ADSs directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at a price less a concession not in excess of $0.3060 per ADS to brokers and dealers. After the securities are released for sale to the public, the representative may change the offering price, the concession, and other selling terms at various times.

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to 30 days after the date of this prospectus, permits the underwriters to purchase a maximum of 693,300 additional ADSs, if any, at the public offering price per ADS, less underwriting discounts and commissions. If this option is exercised in full, the total price to public will be $45,180,050, and the total proceeds to us, before expenses, will be approximately $42,469,247.

Two of our officers have agreed to purchase 25,900 ADSs in the aggregate in this offering. The underwriters will receive the same underwriting discount on any ADSs purchased by these persons as they will on the other ADSs sold to the public in this offering.

The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriters by us, before expenses:

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		Total
	Per ADS	Without Exercise of Option	With Full Exercise of Option
Public offering price	$8.50	$39,287,000	$45,180,050
Underwriting discount(1)	$0.51	$2,357,220	$2,710,803
Proceeds to us (before expenses)	$7.99	$36,929,780	$42,469,247

(1)	We have agreed to pay the underwriters a commission of 6% of the gross proceeds raised in the offering.

We estimate that our total expenses of the offering, excluding the estimated underwriting discounts and commissions, will be approximately $500,000, which includes the fees and expenses for which we have agreed to reimburse the underwriters, including fees and expenses of their counsel, up to a maximum aggregate amount of $100,000.

We have agreed, for a period of 12 months following consummation of the offering and subject to certain conditions, limitations and exceptions, to provide Oppenheimer & Co. Inc. with a right of first refusal to act as sole bookrunning underwriter, sole initial purchaser, sole placement agent, or sole selling agent, as the case may be, on any financing for us intended to raise $10 million or more of gross proceeds, excluding any investment from a specified investor.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

We and our officers and directors have agreed to a 90-day “lock-up” with respect to the ADSs and our securities that they beneficially own, including securities that are convertible into ADSs and securities that are exchangeable for or exercisable into ADSs. This means that, subject to certain exceptions, for a period of 90 days, following the date of this prospectus supplement, we and such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of Oppenheimer & Co. Inc.

Rules of the SEC may limit the ability of the underwriters to bid for or purchase securities before the distribution of the securities is completed. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing transactions — The representative may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the ADSs, so long as stabilizing bids do not exceed a specified maximum.
•	Syndicate covering transactions — The underwriters may sell more ADSs in connection with this offering than the number of ADSs that they have committed to purchase. This over-allotment creates a short position for the underwriters. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional ADSs, if applicable. The underwriters may close out any covered short position either by exercising their over-allotment option, if applicable, or by purchasing ADSs in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market, as compared to the price at which they may purchase ADSs through the over-allotment option, if applicable. Naked short sales are short sales in excess of the over-allotment option, if applicable. The underwriters must close out any naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the ADSs that could adversely affect investors who purchase ADSs in this offering.

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•	Penalty bids — If the representative purchases ADSs in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriters and selling group members who sold those ADSs as part of this offering.
•	Passive market making — Market makers in the ADSs who are underwriters or prospective underwriters may make bids for or purchases of ADSs, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales or to stabilize the market price of the ADSs may have the effect of raising or maintaining the market price of the ADSs or preventing or mitigating a decline in the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the ADSs if it discourages resales of the ADSs.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the ADSs or value of the accompanying warrants. These transactions may occur on The Nasdaq Global Market or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

Electronic Delivery of Prospectus

A prospectus supplement in electronic format may be delivered to potential investors by one or more of the underwriters participating in this offering. The prospectus supplement in electronic format will be identical to the paper version of such prospectus supplement. Other than the prospectus supplement in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Notice to Non-U.S. Investors

Israel

In the State of Israel, the securities offered hereby may not be offered to any person or entity other than the following:

(a)	a fund for joint investments in trust (i.e., mutual fund), as such term is defined in the Law for Joint Investments in Trust, 5754-1994, or a management company of such a fund;
(b)	a provident fund as defined in Section 47(a)(2) of the Income Tax Ordinance of the State of Israel, or a management company of such a fund;
(c)	an insurer, as defined in the Law for Oversight of Insurance Transactions, 5741-1981, (d) a banking entity or satellite entity, as such terms are defined in the Banking Law (Licensing), 5741-1981, other than a joint services company, acting for their own account or fro the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;

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(d)	a company that is licensed as a portfolio manager, as such term is defined in Section 8(b) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;
(e)	a company that is licensed as an investment advisor, as such term is defined in Section 7(c) of the Law for the Regulation of Investment Advisors and Portfolio Managers, 5755-1995, acting on its own account;
(f)	a company that is a member of the Tel Aviv Stock Exchange, acting on its own account or for the account of investors of the type listed in Section 15A(b) of the Securities Law 1968;
(g)	an underwriter fulfilling the conditions of Section 56(c) of the Securities Law, 5728-1968;
(h)	a venture capital fund (defined as an entity primarily involved in investments in companies which, at the time of investment, (i) are primarily engaged in research and development or manufacture of new technological products or processes and (ii) involve above-average risk);
(i)	an entity primarily engaged in capital markets activities in which all of the equity owners meet one or more of the above criteria; and
(j)	an entity, other than an entity formed for the purpose of purchasing securities in this offering, in which the shareholders equity (including pursuant to foreign accounting rules, international accounting regulations and U.S. generally accepted accounting rules, as defined in the Securities Law Regulations (Preparation of Annual Financial Statements), 1993) is in excess of NIS 250 million.

Any offeree of the securities offered hereby in the State of Israel shall be required to submit written confirmation that it falls within the scope of one of the above criteria. This prospectus will not be distributed or directed to investors in the State of Israel who do not fall within one of the above criteria.

European Economic Area

In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), an offer of our securities described in this prospectus supplement and the accompanying prospectus may not be made to the public in that relevant member state other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of our securities shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state) and includes any relevant implementing measure in the relevant member state, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

We and the underwriters have not authorized and do not authorize the making of any offer of our securities through any financial intermediary on our or their behalf, other than offers made by the underwriters with a view to the final placement of our securities as contemplated in this prospectus supplement and the accompanying prospectus. Accordingly, no purchaser of our securities, other than the underwriters, is authorized to make any further offer of our securities on behalf of us or the underwriters.

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United Kingdom

This prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a relevant person).

This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Canada

This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of the securities described herein (the “Securities”). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.

Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement to provide investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as would otherwise be required pursuant to subsection 2.1(1) of NI 33-105.

Resale Restrictions

The offer and sale of the securities in Canada is being made on a private placement basis only and is exempt from the requirement to prepare and file a prospectus under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.

Representations of Purchasers

Each Canadian investor who purchases the Securities will be deemed to have represented to the issuer and to each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus Exemptions (“NI 45-106”) or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

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Taxation and Eligibility for Investment

Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the securities or with respect to the eligibility of the securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.

Rights of Action for Damages or Rescission

Securities legislation in certain of the Canadian jurisdictions provides certain purchasers of securities pursuant to an offering memorandum, including where the distribution involves an “eligible foreign security” as such term is defined in Ontario Securities Commission Rule 45-501 Ontario Prospectus and Registration Exemptions and in Multilateral Instrument 45-107 Listing Representation and Statutory Rights of Action Disclosure Exemptions, as applicable, with a remedy for damages or rescission, or both, in addition to any other rights they may have at law, where the offering memorandum, or other offering document that constitutes an offering memorandum, and any amendment thereto, contains a “misrepresentation” as defined under applicable Canadian securities laws. These remedies, or notice with respect to these remedies, must be exercised or delivered, as the case may be, by the purchaser within the time limits prescribed under, and are subject to limitations and defences under, applicable Canadian securities legislation. In addition, these remedies are in addition to and without derogation from any other right or remedy available at law to the investor.

Language of Documents

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Gross & Co., Tel-Aviv, Israel. Certain matters concerning this offering will be passed upon for us by Haynes and Boone, LLP, New York, New York. Certain matters will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, and certain legal matters governed by Israeli law will be passed upon for the underwriters by Sullivan & Worcester Israel (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Company’s Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov). These SEC filings are also available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules. In addition, we are not required under the Exchange Act to file periodic reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-35165). These filings contain important information which may not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 23, 2020;
•	reports on Form 6-K filed on April 13, 2020 (excluding the statements of Christopher von Jako, Ph.D., President and CEO, contained in Exhibit 99.1 thereto), May 6, 2020 (excluding the statements of Christopher von Jako, Ph.D., President and CEO, and the statement of Ms. Huber contained in Exhibit 99.1 thereto), May 20, 2020 (excluding the statements of Christopher von Jako, Ph.D., President and CEO, and the statement of Mr. Boyer, contained in Exhibit 99.1 thereto), June 9, 2020, June 24, 2020 and the amended report on Form 6-K/A filed on June 24, 2020 (excluding the statements of Christopher von Jako, Ph.D., President and CEO, contained in Exhibit 99.1 thereto and its amendment), July 29, 2020, August 12, 2020 (excluding the statements of Christopher von Jako, Ph.D., President and CEO, contained in Exhibit 99.1 thereto), August 24, 2020 (excluding the statements of Christopher von Jako, Ph.D., President and CEO, contained in Exhibit 99.1 thereto), November 4, 2020, November 18, 2020 (excluding the statements of Christopher von Jako, Ph.D., President and CEO, contained in Exhibit 99.1 thereto), December 7, 2020, January 27, 2021, February 16, 2021 (excluding the statements of Christopher von Jako, Ph.D., President and CEO, contained in Exhibit 99.1 thereto), February 22, 2021 and February 22, 2021; and

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•	the description of our Ordinary Shares contained under the “Item 1. Description of Registrant’s Securities to be Registered” in our registration statement on Form 8-A, as filed with the SEC on April 11, 2019, as amended and supplemented by the description of the ADSs and our Ordinary Shares contained in Exhibit 2.3 to our Annual Report on Form 20-F for the year ended December 31, 2019, filed with the SEC on March 23, 2020, including any subsequent amendment or any report filed for the purpose of updating such description.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written requests to BrainsWay Ltd., 19 Hartum Street, Bynet Building, 3rd Fl, Har HaHotzvim, Jerusalem, Israel, or 300 Knickerbocker Road, Cresskill, New Jersey 07626, Attn: Menachem Klein, with a copy via email to mklein@BrainsWay.com, telephone number +972-53-338-1349 or 516-321-1299. You may also obtain information about us by visiting our website at www.brainsway.com. Information contained in our website is not part of this prospectus.

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PROSPECTUS

$75,000,000 of

American Depositary Shares representing Ordinary Shares,

Ordinary Shares,

Warrants to Purchase American Depositary Shares,

Subscription Rights and/or Units

Offered by the Company

BRAINSWAY LTD.

We may offer to the public from time to time in one or more series or issuances American Depositary Shares ("ADSs"), ordinary shares, warrants, subscription rights and/or units consisting of two or more of these classes or series of securities. Each ADS represents two ordinary shares.

We refer to the ADSs, ordinary shares, warrants, subscription rights and units collectively as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offeror, the offering and the specific terms of the securities offered. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Global Market or Tel Aviv Stock Exchange (the "TASE"), as applicable, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the TASE, and our ADSs are traded on the Nasdaq Global Market under the symbol “BWAY.” The last reported sale price for our ADSs on September 3, 2020 as quoted on the Nasdaq Global Market was $6.94 per ADS, and the last reported sale price for our ordinary shares on September 3, 2020 as quoted on the TASE was NIS 11.74 per ordinary share, or $3.49 per ordinary share (based on the exchange rate reported by the Bank of Israel for such date).

On September 3, 2020, the aggregate market value worldwide of our outstanding voting and non-voting common equity held by non-affiliates was approximately $57.2 million, based on 11,125,267 ADSs outstanding and a per ADS price of $8.00 based on the closing sale price of our ordinary shares on the Nasdaq Global Market on September 1, 2020. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 2 and the “Risk Factors” in “Item 3: Key Information- Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities being offered by this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 16, 2020

TABLE OF CONTENTS

Page

ABOUT THIS PROSPECTUS	1
BRAINSWAY LTD.	1
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	2
CAPITALIZATION	4
OFFER AND LISTING DETAILS	4
USE OF PROCEEDS	4
DESCRIPTION OF ORDINARY SHARES	4
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	8
DESCRIPTION OF WARRANTS	9
DESCRIPTION OF SUBSCRIPTION RIGHTS	9
DESCRIPTION OF UNITS	10
PLAN OF DISTRIBUTION	10
LEGAL MATTERS	13
EXPERTS	13
WHERE YOU CAN FIND MORE INFORMATION	13
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	14
ENFORCEABILITY OF CIVIL LIABILITIES	14
OFFERING EXPENSES	15

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this process, we may offer and sell our securities under this prospectus.

Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total price to the public of $75,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings, in any manner described under the section in this prospectus entitled “Plan of Distribution.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus, and may also contain information about any material federal income tax considerations relating to the securities covered by the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This summary may not contain all of the information that may be important to you. You should read this entire prospectus, including the financial statements and related notes and other financial data incorporated by reference in this prospectus, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause or contribute to such differences include those discussed in “Risk Factors” and “Forward-Looking Statements.”

BRAINSWAY LTD.

Overview

We are a commercial stage medical device company focused on the development and sale of non-invasive neurostimulation products using our proprietary Deep Transcranial Magnetic Stimulation (Deep TMS) technology. We have received marketing authorization from the U.S. Food and Drug Administration (FDA) for our products for individuals suffering from major depressive disorder (MDD), obsessive-compulsive disorder (OCD), and smoking addiction. Deep TMS uses magnetic pulses to stimulate neurons and consequently modulates the physiological activity of the brain. Our technology can either increase brain activity in neuronal networks which are hypoactive, or alternatively decrease brain activity in neuronal networks which are hyperactive. Our proprietary electromagnetic coils, which we refer to as H-coils, are designed to safely stimulate deep and broad brain regions, which we believe provides an advantage over other available TMS products, which we refer to collectively as Traditional TMS, that generally use a “figure 8” coil design. We believe that our Deep TMS technology has the potential to be safe and effective for the treatment of a wide range of psychiatric, neurological and addiction disorders beyond MDD, OCD and smoking cessation.

Our first commercial Deep TMS product received clearance from the FDA in 2013 for the treatment of MDD in adult patients who have failed to achieve satisfactory improvement from anti-depressant medication in the current episode. Our Deep TMS system for MDD is currently marketed to and installed at psychiatrists’ offices and other facilities principally in the United States and in certain other countries throughout the world.

In addition to our FDA clearance of Deep TMS for MDD, we are the first medical device company to have offered an FDA-authorized non-invasive treatment for OCD, the marketing authorization for which we received in 2018 as an adjunct therapy for adult patients suffering from OCD. Furthermore, we recently received 510(k) clearance from the FDA for our Deep TMS system for its use as an aid in short-term smoking cessation in adults, making our Deep TMS system the first non-invasive medical device cleared by the FDA in the addiction space. We expect to execute a controlled U.S. market release of our newly cleared and proprietary H4 Deep TMS coil for this indication during early 2021.

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We are the only TMS company to have received FDA clearance for MDD, OCD and smoking addiction patients. These clearances were obtained following the achievement of statistically significant results in the multicenter pivotal studies conducted on our Deep TMS products in each of these indications.

We are planning to conduct additional research into other indications such as opioid addiction, and into neurological conditions including multiple sclerosis (MS) and post-stroke rehabilitation. We believe that Deep TMS represents a platform technology that provides for an opportunity to advance innovative therapeutic solutions across multiple patient populations with a wide variety of psychiatric, neurological and addiction disorders.

Corporate Information

Our principal executive offices are located at 19 Hartum Street, Bynet Building, 3rd Floor, Har HaHotzvim, Jerusalem, Israel and our telephone number is +972(2)582-4030. Our website address is http://www.Brainsway.com. The information on our website does not constitute part of this prospectus. Our registered agent in the United States is Brainsway USA, Inc. The address of Brainsway USA, Inc. is 300 Knickerbocker Road, Cresskill, New Jersey, 07626.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risk factors discussed below, under the caption "Item 3: Key Information - Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2019, and in any other filing we make with the Securities and Exchange Comission subsequent to the date of this prospectus, each of which are incorporated herein by reference, and in any supplement to this prospectus, before making your investment decision. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares (directly or in the form of ADSs) to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. You should not put undue reliance on any forward-looking statements. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	the impact of the global COVID-19 health pandemic outbreak, and the substantial adverse effects it may have on our revenues, collections, product development and R&D pipeline, and our overall ability to implement our commerical and operational growth strategy and plans;
•	the adequacy of our existing capital to meet our future capital requirements;

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•	market perception and acceptance of Deep TMS technology;
•	physician and patient satisfaction with the effectiveness and competitive advantages and benefits of our Deep TMS system;
•	competitive trends in the industry, including commercial achievements and regulatory clearances obtained by competitors;
•	availability of reimbursement from third-party payers, including insurance companies and Medicare;
•	our ability to commercialize Deep TMS, including internationally, by ourselves or through third-party distributors;
•	our ability to develop enhancements to our Deep TMS system through our research and development efforts;
•	our reliance on third parties to conduct our clinical trials and manufacture our product candidates for clinical testing;
•	our ability to complete and obtain favorable results from existing clinical trials, and to launch and successfully complete new clinical trials, for Deep TMS indications;
•	our ability to obtain regulatory approvals of Deep TMS and enhancements to our Deep TMS system on our anticipated time frames, or at all;
•	our ability to comply with applicable regulatory approvals and requirements; and
•	our ability to obtain and maintain adequate protection of our intellectual property, including intellectual property licensed to us.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Except as required by law, we assume no responsibility for updating any forward-looking statements.

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CAPITALIZATION

The table below sets forth our total capitalization as of June 30, 2020. The financial data in the following table should be read in conjunction with our financial statements and notes thereto incorporated by reference herein.

As of June 30, 2020
Actual
(in thousands)
(unaudited)
Total debt(1)
Share Capital	$14,551
Share Premium	233
Additional paid-in capital	95,108
Share-based payment	3,413
Adjustments arising from translating financial statements from functional currency to presentation currency	(2,188)
Accumulated deficit	(75,922)
Total capitalization	$20,644

(1)	Represents $4,994 thousand under current liabilities, mainly accounts payable and accrued expenses.

OFFER AND LISTING DETAILS

Our ADSs have been trading on the Nasdaq Global Market under the symbol “BWAY” since April 16, 2019. Our ordinary shares have been trading on the TASE under the symbol "BWAY" since January 4, 2007. Prior to that date, there was no public market for our ordinary shares.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for working capital and general corporate purposes, including for our sales and marketing, to fund our clinical trials and research and development.

DESCRIPTION OF ORDINARY SHARES

Our authorized share capital consists of 35,000,000 ordinary shares, par value NIS 0.04 per share, of which 22,250,534 shares were issued and outstanding as of June 30, 2020.

All of our outstanding ordinary shares will be validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

As of June 30, 2020, there were outstanding options to purchase an aggregate of 1,622,800 of our ordinary shares, with a weighted-average exercise price of $7.69 per ordinary share, 240,000 restricted share units and options to acquire 59,761 ordinary shares issued to Bank Mizrahi. In addition, there are options to purchase an additional 1,1517,138 ordinary shares reserved for future issuance under our Share Incentive Plan.

Transfer of Shares. Fully paid Ordinary Shares are issued in registered form and may be freely transferred pursuant to our articles of association unless that transfer is restricted or prohibited by another instrument.

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Shareholders Meetings. Under Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our articles of association as special meetings. In accordance with our articles of association and the Israeli Companies Law, our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Israeli Companies Law provides that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power. This is different from the Delaware General Corporation Law, or the DGCL, which allows such right of shareholders to be denied by a provision in a company’s certificate of incorporation.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter in the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting.

Subject to the provisions of the Israeli Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting. Furthermore, the Israeli Companies Law requires, inter alia, that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our articles of association;

●	appointment or termination of our auditors;

●	appointment of external directors (if applicable);

●	approval of certain related party transactions;

●	increases or reductions of our authorized share capital;

●	mergers; and

●	the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

The Company shall give notice of a general meeting only to the shareholders registered in the registry, whose address is in Israel. Our articles of association, in accordance with the provisions of the Israeli Companies Law requires that a notice of any annual general meeting or special general meeting be provided to shareholders at least 14 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, or as otherwise required under applicable law, notice must be provided at least 35 days prior to the meeting. Under the Israeli Companies Law, shareholders are not permitted to take action by written consent in lieu of a meeting.

Election of Directors. Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors. Under our articles of association, our board of directors must consist of not less than four (4) but no more than nine (9) directors, not including any external directors required to be appointed by the Israel Companies Law and not including up to two (2) additional directors who may be appointed by our board of directors whose term of office would expire on the next following annual meeting of shareholders after their appointment, provided that they may be reappointed by the Board of Directors for one additional term of office. Each appointed director, other than external directors, if any, shall serve as a member of the Board of Directors until the next annual general meeting. The term of a director shall terminate at the next annual general meeting, unless extended by that annual general meeting, or terminated by the general meeting. Pursuant to our articles of association, the vote required to appoint a director is a simple majority vote of holders of our voting shares participating and voting at the relevant meeting. Under our articles of association, our board of directors may elect new directors if the number of directors is below the maximum provided in the articles of association, and the term of office of such elected directors shall be until the next general meeting of our shareholders.

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Dividend and Liquidation Rights. Our profits, in respect of which a resolution was passed to distribute them as a dividend or bonus shares, are to be paid pro rata to the amount paid or credited as paid on account of the nominal value of shares held by the shareholders. In the event of our liquidation, the liquidator may, with the general meeting’s approval, distribute parts of our property in specie among the shareholders and he may, with similar approval, deposit any part of our property with trustees in favor of the shareholders as the liquidator, with the approval mentioned above deems fit.

Voting, Shareholders’ Meetings and Resolutions. All ordinary shares will have identical voting and other rights in all respects. Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Israeli Companies Law.

Our articles of association provide that the following would require approval of at least 66-2/3% of the total voting power voted at a general meeting of shareholders: (i) dismissing a director before the end of his or her term in office and (ii) amending provisions in our articles of association relating to the size of our board of directors, our staggered board, the right of our board of directors to elect new directors provided that the number of directors is less than the maximum number of directors the right of a shareholder to recommend a board nominee for consideration by Company shareholders, the special majority required to dismiss a director before the end of his or her term in office, the conditions under which the term of office of a director is terminated and the ability of the board of directors to function until the next general meeting so long as the number of members of our board of directors is not less than the minimum number of directors required under our articles of association.

Allotment of Shares. Our board of directors has the power to allot or to issue shares to any person, with restrictions and condition as it deems fit.

Access to Corporate Records.  Under the Israeli Companies Law, shareholders are provided access to minutes of our general meetings, our shareholders register and principal shareholders register, our articles of association, our financial statements and any document that we are required by law to file publicly with the Israeli Companies Registrar or the Israel Securities Authority. In addition, shareholders may request to be provided with any document related to an action or transaction requiring shareholder approval under the related party transaction provisions of the Israeli Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Acquisitions under Israeli Law

Full Tender Offer

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company.

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the issued and outstanding share capital of a certain class of shares is required to make a tender offer to all of the shareholders who hold shares of the same class for the purchase of all of the issued and outstanding shares of the same class.

If the shareholders who do not respond to or accept the offer hold less than 5% of the issued and outstanding share capital of the company or of the applicable class of the shares, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will be accepted if the shareholders who do not accept it hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of the shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may, within six months from the date of acceptance of the tender offer, petition the Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may determine in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

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If the shareholders who did not respond or accept the tender offer hold at least 5% of the issued and outstanding share capital of the company or of the applicable class, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class from shareholders who accepted the tender offer.

The description above regarding a full tender offer will also apply, with necessary changes, when a full tender offer is accepted, and the offeror has also offered to acquire all of the company’s securities.

Special Tender Offer

The Israeli Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of at least 25% of the voting rights in the company. This rule does not apply if there is already another holder of at least 25% of the voting rights in the company.

Similarly, the Israeli Companies Law provides that an acquisition of shares of a public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company.

These requirements do not apply if the acquisition (i) occurs in the context of a private offering, on the condition that the shareholders meeting approved the acquisition as a private offering whose purpose is to give the acquirer at least 25% of the voting rights in the company if there is no person who holds at least 25% of the voting rights in the company, or as a private offering whose purpose is to give the acquirer 45% of the voting rights in the company, if there is no person who holds 45% of the voting rights in the company; (ii) was from a shareholder holding at least 25% of the voting rights in the company and resulted in the acquirer becoming a holder of at least 25% of the voting rights in the company; or (iii) was from a holder of more than 45% of the voting rights in the company and resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company.

The special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the special tender offer is accepted by a majority of the votes of those offerees who gave notice of their position in respect of the offer; in counting the votes of offerees, the votes of a holder in control of the offeror, a person who has personal interest in acceptance of the special tender offer, a holder of at least 25% of the voting rights in the company, or any person acting on their or on the offeror’s behalf, including their relatives or companies under their control, are not taken into account.

In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or must abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention.

An officer in a target company who, in his or her capacity as an officer, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages resulting from his acts, unless such officer acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, officers of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer and may further negotiate with third parties in order to obtain a competing offer.

If a special tender offer was accepted by a majority of the shareholders who announced their stand on such offer, then shareholders who did not respond to the special offer or had objected to the special tender offer may accept the offer within four days of the last day set for the acceptance of the offer. In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it and any corporation controlled by them must refrain from making a subsequent tender offer for the purchase of shares of the target company and may not execute a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

Merger

The Israeli Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Israeli Companies Law are met, a majority of each party’s shareholders, by a majority of each party’s shares that are voted on the proposed merger at a shareholders’ meeting.

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The board of directors of a merging company is required pursuant to the Israeli Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that, as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, taking into account the financial condition of the merging companies. If the board of directors has determined that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.

For purposes of the shareholder vote, unless a court rules otherwise, the merger will not be deemed approved if a majority of the shares voting at the shareholders meeting (excluding abstentions) that are held by parties other than the other party to the merger, any person who holds 25% or more of the means of control (See “Management – Audit Committee – Approval of Transactions with Related Parties” for a definition of means of control) of the other party to the merger or anyone on their behalf including their relatives (See “Management – External Directors – Qualifications of External Directors” for a definition of relatives) or corporations controlled by any of them, vote against the merger.

In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class of shares or the exclusion of the votes of certain shareholders as provided above, a court may still rule that the company has approved the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the appraisal of the merging companies’ value and the consideration offered to the shareholders.

Under the Israeli Companies Law, each merging company must send a copy of the proposed merger plan to its secured creditors. Unsecured creditors are entitled to receive notice of the merger, as provided by the regulations promulgated under the Israeli Companies Law. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the target company. The court may also give instructions in order to secure the rights of creditors.

In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger was filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies was obtained.

Anti-takeover Measures

The Israeli Companies Law allows us to create and issue shares having rights different from those attached to our Ordinary Shares, including shares providing certain preferred or additional rights to voting, distributions or other matters and shares having preemptive rights. We do not have any authorized or issued shares other than Ordinary Shares. In the future, if we do create and issue a class of shares other than Ordinary Shares, such class of shares, depending on the specific rights that may be attached to them, may delay or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their Ordinary Shares. The authorization of a new class of shares will require an amendment to our articles of association which requires the prior approval of a majority of our shares represented and voting at a general meeting.  Shareholders voting at such a meeting will be subject to the restrictions under the Israeli Companies Law described in “– Voting.” In addition, provisions of our articles of our association relating to the election of our directors for terms of three years make it more difficult for a third party to effect a change in control or takeover attempt that our management and board of directors oppose.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

A description of our ADSs, each of which represents two of our ordinary shares, can be found under the heading "Description of Registrant’s Securities to be Registered" in our Registration Statement on Form 8-A filed with the SEC on April 11, 2019.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase ADS and/or ordinary shares. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued and exercised;
•	the currency or currencies in which the price of such warrants will be payable;
•	the securities purchasable upon exercise of such warrants;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	any material Israeli and United States federal income tax consequences;
•	the anti dilution provisions of the warrants, if any; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

Amendments and Supplements to Warrant Agreement

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our ordinary shares and/or our ADSs. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;
•	the exercise price payable for each ordinary share and/or ADS upon the exercise of the subscription rights;
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•	the number of subscription rights to be issued to each shareholder;
•	the number and terms of the ordinary shares and/or ADSs which may be purchased per each subscription right;
•	the extent to which the subscription rights are transferable;
•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and
•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 13. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to any units we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
•	any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see “Where You Can Find More Information; Incorporation of Information by Reference” beginning on page 13. We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

•	through agents;
•	to or through one or more underwriters on a firm commitment or agency basis;
•	through put or call option transactions relating to the securities;
•	in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act;
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•	through broker-dealers;
•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;
•	through any other method permitted pursuant to applicable law; or
•	through a combination of any such methods of sale.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Global Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash, or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

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Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.
•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or ADSs may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act, may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell our ordinary shares or ADSs to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell ordinary shares or ADSs on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any ordinary shares or ADSs sold will be sold at prices related to the then prevailing market prices for our ordinary shares or ADSs. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares, ADSs or warrants. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

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In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

LEGAL MATTERS

Certain legal matters with respect to the validity of the offered securities under Israeli law will be passed upon for us by Gross, Kleinhendler, Hodak, Halevy, Greenberg, Shenhav & Co.

EXPERTS

The consolidated financial statements of Brainsway Ltd. and its subsidiaries incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of Kost Forer Gabbay & Kasierer, Certified Public Accountants (Isr.), a member firm of Ernst & Young Global, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	the description of our ordinary shares contained in our Registration Statement on Form F-1/A filed with the SEC on April 10, 2019;
•	our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, filed with the SEC on March 23, 2020; and
•	reports on Form 6-K filed on April 13, 2020, May 6, 2020, May 20, 2020, June 9, 2020, June 24, 2020 (two filings), July 29, 2020, August 12, 2020 and August 24, 2020.

In addition, any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to BrainsWay, Knickerbocker Road Suite 2300, Cresskill, NJ, 07626, USA, Attn: Judy Huber, telephone number: 844-386-7001. You may also obtain information about us by visiting our website at www.Brainsway.com. Information contained in our website is not part of this prospectus.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, many of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and many of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

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•	the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;
•	the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);
•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;
•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and
•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed Brainsway USA,Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except the SEC registration fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$9,735
FINRA fees	$11,750
Legal fees and expenses	$16,000
Accountants fees and expenses	$5,000

Total	42,485

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4,622,000 American Depositary Shares representing
9,244,000 Ordinary Shares

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PROSPECTUS SUPPLEMENT

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Sole Book-Running Manager

Oppenheimer & Co.

Co-Managers

LADENBURG THALMANN	NORTHLAND CAPITAL MARKETS

February 23, 2021